UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):            December 3, 2018

MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road, Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)

(770) 206-4200
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.01.    Completion of Acquisition or Disposition of Asset.

Mueller Water Products, Inc. (“Mueller”) today announced that it had completed the previously announced acquisition of Krausz Industries Development Ltd. and certain affiliates (“Krausz”) from Eliezer Krausz Industrial Development Ltd., pursuant to a purchase agreement dated November 3, 2018. The purchase price paid in connection with the acquisition was $140 million in cash, subject to adjustments for cash, indebtedness, transaction expenses and net working capital, which resulted in a cash payment of approximately $139 million at closing, subject to further adjustments. The purchase price was paid utilizing Mueller’s available cash on hand. The acquisition was previously disclosed in a Current Report on Form 8-K filed by Mueller on November 5, 2018.

Item 7.01.    Regulation FD Disclosure.
Mueller today issued a press release announcing the closing of its acquisition of Krausz. A copy of the press release is attached hereto as Exhibit 99.1.

The information provided pursuant to this Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release, dated December 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2018	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Steven S. Heinrichs
Steven S. Heinrichs
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release, dated December 3, 2018.